Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 002-82117, 033-24646, 333-40370, 333-116362 and 333-138411, on Form S-8 of our reports dated February 28, 2008, relating to the consolidated financial statements of Perini Corporation, and the effectiveness of Perini Corporation’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Perini Corporation for the year ended December 31, 2007.

/s/Deloitte & Touche LLP

Boston, Massachusetts

February 28, 2008